UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________
FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
January 5, 2011
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”) is filing this Amendment to its Current Report on Form 8-K filed on January 5, 2011 (the “Initial Form 8-K”) to re-file Exhibit 2.1, in order to further clarify that portions of that exhibit have been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  This Amendment continues to speak as of the date of the filing of the Initial 8-K, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a later date.  The changes in this exhibit were made in response to comments received from the Securities and Exchange Commission in response to the Company’s confidential treatment request.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Magnum Hunter Resources Corporation, Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock MidContinent Production, LLC*+

*
Certain exhibits and all of the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

+
Portions of this exhibit are subject to a request for confidential treatment and have been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 2, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Magnum Hunter Resources Corporation, Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock MidContinent Production, LLC*+

*
Certain exhibits and all of the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

+
Portions of this exhibit are subject to a request for confidential treatment and have been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  The confidential portions have been submitted separately to the Securities and Exchange Commission.